Exhibit 99.1

Dragonfly Energy Reports Second Quarter 2026 Preliminary Results

Second Quarter Net Sales In-Line With Guidance; Adjusted EBITDA Above Guidance

Cost Reduction Actions Drive $3.0 Million Sequential Improvement in Adjusted EBITDA

Announced Acquisition of Dakota Lithium Assets, Broadening Product Portfolio and Expanding Revenue Opportunity Across Key End Markets

Provides Third Quarter 2026 Guidance and Reaffirms Target of Positive Adjusted EBITDA at $70M Annual Net Sales Run Rate

Heavy-Duty Trucking Revenue Expected to More Than Double Sequentially in Q3 as Fleet Programs Expand

Second Quarter 2026 Preliminary Financial Highlights

●	Net sales were $13.2 million.
●	OEM net sales were $8.4 million.
●	Gross Margin was 33.0%.
●	Net Loss Attributable to Common Shareholders was $(5.5) million.
●	Adjusted EBITDA was $(1.6) million.

RENO, NEVADA (August 6, 2026) — Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) (“Dragonfly Energy” or the “Company”), an industry leader in lithium battery technology, today reported its preliminary financial and operational results for the second quarter ended June 30, 2026.

“Second-quarter net sales were in line with our guidance, while Adjusted EBITDA exceeded our expectations as the cost actions implemented earlier this year began to take effect,” commented Dr. Denis Phares, Chief Executive Officer. “Adjusted EBITDA improved $3.0 million as compared to the first quarter of 2026 and $0.6 million year over year despite lower net sales, demonstrating the operating leverage inherent in our improved cost structure.”

“In the heavy-duty trucking market, the commercial ramp we have been building began to translate into meaningful revenue as deliveries under the Stevens Transport purchase order commenced during the quarter. As fleets expand deployments following initial pilot programs, we expect revenue from this market to more than double sequentially in the third quarter, with continued growth in the fourth quarter and beyond.”

“Subsequent to quarter-end, we acquired the assets of the Dakota Lithium brand, representing a compelling strategic and financial opportunity for Dragonfly,” continued Dr. Phares. “Dakota Lithium is a recognized brand with established customer and distributor relationships across marine, outdoor recreation, powersports, golf cart and other specialty battery markets. The acquisition broadens our overall product portfolio and further diversifies our revenue base beyond our core RV and trucking markets. We expect Dakota to begin contributing meaningful revenue and to be accretive to Adjusted EBITDA starting in the fourth quarter.”

“In connection with the transaction, existing lenders amended the Company’s debt arrangements, including reducing the minimum cash covenant, converting the next two quarters of interest to paid-in-kind interest, and deferring the Senior Leverage Ratio and Fixed Charge Coverage Ratio covenant requirements until September 2027. Collectively, these amendments are expected to preserve approximately $1 million of near-term liquidity and provide the Company with meaningful additional financial flexibility.”

Second Quarter 2026 Preliminary Financial and Operating Results

Net Sales by Customer Type

(in thousands)

	Fiscal Quarter Ended
	June 30, 2026	June 30, 2025	Change (YoY)
OEM	$8,432	$10,050	-16.1%
DTC	$4,477	$5,948	-24.7%
Licensing Fee	$250	$250	0%
Net Sales	$13,159	$16,248	-19.0%

Net sales were $13.2 million, including $8.4 million in OEM net sales and $4.5 million in DTC net sales. OEM net sales declined year over year against an industry backdrop in which RV shipments were down 14.2% through midyear, reflecting continued macroeconomic pressure on industry production volumes. Despite that environment, the Company continued to expand model placements and power system content across its existing OEM partnerships. DTC sales declined due to macroeconomic pressures on consumer demand, as well as negative third-party online commentary regarding certain of our products, which we believe has adversely affected customer sentiment. We have initiated legal proceedings to address this commentary.

Gross profit was $4.3 million, with a gross margin of 33.0%, compared to gross profit of $4.6 million and gross margin of 28.3%. The decrease in gross profit was primarily due to lower unit volume of battery and accessory sales, with an offset from a $1.1 million benefit related to tariff refund recognized in cost of sales. Operating Expenses totaled $7.2 million, down from $7.9 million, benefiting from the Company’s cost reduction actions. The Company also continued to advance its previously announced facility consolidation during the second quarter. While the process was not fully completed by quarter-end, the Company expects to complete the principal remaining actions during the third quarter.

The Company reported a Net Loss of $(4.4) million and a Net Loss Attributable to Common Shareholders of $(5.5) million, or $(0.43) per diluted share. This compares to a Net Loss and a Net Loss Attributable to Common Shareholders of $(7.0) million, or $(5.77) per share, respectively.

Adjusted EBITDA excluding stock-based compensation, changes in the fair market value of our warrants, and other one-time expenses, was $(1.6) million, a $0.6 million improvement compared to a loss of $(2.2) million in the second quarter of 2025. Sequentially, Adjusted EBITDA improved $3.0 million from the $(4.6) million reported in the first quarter of 2026, driven by our cost reduction actions.

The second quarter financial and operating results are preliminary and are subject to finalization and adjustment in connection with the review of the financial statements for the three months ended June 30, 2026 and the preparation of the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2026. The preliminary financial results included in this press release have been prepared by, and are the responsibility of, the Company’s management. During the course of the preparation of the Company’s financial statements and related notes as of and for the three months ended June 30, 2026, the Company may identify items that would require it to make material adjustments to the preliminary financial results presented herein. As a result, investors should exercise caution in relying on this information and should not draw any inferences from this information. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and reviewed by the Company’s independent registered public accounting firm.

Summary and Outlook

“Looking ahead to the third quarter, we expect continued growth in energy storage content and model integration across our OEM partnerships against a continued soft RV market, and trucking sales to ramp through the balance of the year. Our focus in the near term is on disciplined execution as we build on our expanding commercial foundation, integrate the Dakota Lithium brand, which we expect to begin contributing meaningful revenue in the fourth quarter, and drive operating leverage from our improved cost structure. We remain on track toward our target of Adjusted EBITDA profitability at an annualized net sales run rate of approximately $70 million,” concluded Dr. Phares.

Q3 2026 Guidance

●	Net Sales of approximately $13.5 million.
●	Adjusted EBITDA of approximately $(2.4) million*

* The Company cannot reconcile its expected adjusted operating EBITDA under “Q3 2026 Guidance” without unreasonable effort because certain items that impact net (loss) income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time. Actual results may vary from the guidance and the variations may be material.

The third-quarter Adjusted EBITDA outlook reflects two temporary timing factors: continued expense associated with vacated facility space that is actively being marketed for sublease, and incremental operating costs to restore Dakota Lithium’s commercial operations ahead of its expected meaningful revenue contribution beginning in the fourth quarter.

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure and should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”). Please refer to the reconciliation of Adjusted EBITDA to its nearest GAAP measure in this release.

The Company provides non-GAAP financial measures including EBITDA and Adjusted EBITDA as a supplement to GAAP financial information to enhance the overall understanding of the Company’s financial performance and to assist investors in evaluating the Company’s results of operations, period over period. Adjusted non-GAAP measures exclude significant unusual items. Investors should consider these non-GAAP measures as a supplement to, and not a substitute for financial information prepared on a GAAP basis.

EBITDA is defined as earnings before interest and other income (expenses), income taxes, and depreciation and amortization. Adjusted EBITDA is calculated as EBITDA adjusted for stock-based compensation, change in fair market value of warrant liabilities, non-recurring costs associated with strategic financing, reverse stock split, litigation and loss on settlement. Adjusted EBITDA is a performance measure that the Company believes is useful to investors and analysts because it illustrates the underlying financial and business trends relating to the Company’s core, recurring results of operations and enhances comparability between periods.

Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of net loss or other results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures, future requirements for capital expenditures, or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay taxes;

●	Although amortization and depreciation are non-cash charges, the assets being amortized and depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

●	Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which the Company may adjust in historical periods; and

●	Other companies in the industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Webcast Information

The Dragonfly Energy management team will host a conference call to discuss its second quarter 2026 financial and operational results this afternoon, August 6, 2026 at 4:30 PM Eastern Time. The call can be accessed live via webcast by clicking here, or through the Events and Presentations page within the Investor Relations section of Dragonfly Energy’s website at https://investors.dragonflyenergy.com/events-and-presentations/default.aspx. To join by phone and participate in the Q&A, please register in advance here; dial-in details and a unique PIN will be provided upon registration. Please log in to the webcast or dial in to the call at least 10 minutes prior to the start of the event.

An archive of the webcast will be available for a period of time shortly after the call on the Events and Presentations page on the Investor Relations section of Dragonfly Energy’s website, along with the earnings press release.

About Dragonfly Energy

Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) is a lithium battery technology company spanning battery cell manufacturing, pack assembly and full-system integration. The Company develops and delivers energy storage solutions for mobile, off-grid, industrial and specialty applications.

Dragonfly Energy is advancing domestic battery cell manufacturing through its patented dry electrode process and the development of next-generation battery technologies, including all-solid-state battery cells. Its work combines advanced research and development with software-enabled intelligence to improve the performance and capabilities of energy storage systems.

To learn more about Dragonfly Energy and its commitment to clean energy advancements, visit https://investors.dragonflyenergy.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, preliminary results of operations and financial position for second quarter 2026, statements regarding the Company’s guidance for the third quarter of 2026, the expected benefits of the Dakota Lithium acquisition, the expected contribution of the Dakota Lithium acquisition to revenue and Adjusted EBITDA, the expectations regarding heavy-duty trucking revenue growth, the Company’s Adjusted EBITDA profitability targets, results of operations and financial position, planned products and services, business strategy and plans, market size and growth opportunities, competitive position and technological and market trends. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions.

These forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the Company’s control) which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to: improved recovery in the Company’s core markets, including the RV market; the Company’s ability to successfully increase market penetration into target markets; the Company’s ability to penetrate the heavy-duty trucking and other new markets; the growth of the addressable markets that the Company intends to target; the Company’s ability to retain members of its senior management team and other key personnel; the Company’s ability to maintain relationships with key suppliers including suppliers in China; the Company’s ability to maintain relationships with key customers; the Company’s ability to protect its patents and other intellectual property; the Company’s ability to successfully utilize its patented dry electrode battery manufacturing process and optimize solid state cells as well as to produce commercially viable solid state cells in a timely manner or at all, and to scale to mass production; the Company’s ability to timely achieve the anticipated benefits of its licensing arrangement with Stryten Energy LLC; the Company’s ability to achieve the anticipated benefits of its customer arrangements with Stevens Transport; the Company’s ability to maintain the listing of its common stock and public warrants on the Nasdaq Capital Market; the impact of geopolitical conflicts; the Company’s ability to generate revenue from future product sales and its ability to achieve and maintain profitability; and the Company’s ability to compete with other manufacturers in the industry and its ability to engage target customers and successfully convert these customers into meaningful orders in the future. These and other risks and uncertainties are described more fully in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC and in the Company’s subsequent filings with the SEC available at www.sec.gov.

If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements contained in this press release speak only as of the date they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Preliminary Results

Second quarter 2026 financial and operating results are preliminary, as they are subject to finalization and adjustment in connection with the preparation of the Quarterly Report on Form 10-Q for the three months ended June 30, 2026 to be filed later this month. During the course of the preparation of these financial statements, Dragonfly may identify items that would require the Company to make material adjustments to the preliminary financial results. As a result, investors should exercise caution in relying on this information and should not draw any inferences from this information. The preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and reviewed by the Company’s independent registered public accounting firm.

Financial Tables

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Balance Sheets

(U.S. Dollars in Thousands, except share and per share data)

	As of
	June 30, 2026	December 31, 2025
Current Assets
Cash and cash equivalents	$6,280	$18,270
Accounts receivable, net of allowance for credit losses	3,480	4,215
Inventory	20,341	24,234
Prepaid expenses	704	1,088
Prepaid inventory	1,216	937
Prepaid income tax	359	353
Other current assets	2,373	1,083
Total Current Assets	34,753	50,180
Property and Equipment	20,309	20,741
Intangible Assets, Net	194	-
Operating lease right of use asset, net	14,654	15,240
Other assets	379	388
Total Assets	$70,289	$86,549

Current Liabilities
Accounts payable	$7,880	$10,322
Accrued payroll and other liabilities	2,118	4,053
Accrued tariffs	341	943
Customer deposits	114	121
Deferred revenue, current portion	1,000	1,000
Dividends Payable	510	317
Notes payable, current portion, net of debt issuance costs	506	433
Operating lease liability, current portion	2,360	2,533
Financing lease liability, current portion	21	35
Total Current Liabilities	14,850	19,757
Long-Term Liabilities
Deferred revenue, net of current portion	2,083	2,583
Warrant liabilities	27	713
Notes payable, non current portion, net of debt issuance costs	10,614	9,212
Operating lease liability, net of current portion	19,411	20,470
Financing lease liability, net of current portion	18	28
Total Long-Term Liabilities	32,153	33,006
Total Liabilities	47,003	52,763
Commitments and Contingencies
Redeemable Preferred Stock
Preferred stock - Series B, 25,000 shares at $0.0001 par value, authorized, and 25,000 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	23,470	22,256
Stockholders’ Equity
Preferred stock, 4,995,000 shares at $0.0001 par value, authorized, no shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	-	-
Common stock, 400,000,000 shares at $0.0001 par value, authorized, 13,353,812 and 12,078,713 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	1	1
Additional paid in capital	162,919	163,622
Accumulated deficit	(163,104)	(152,093)
Stockholders’ Equity (Deficit)	(184)	11,530
Total Liabilities and Stockholders’ Equity	$70,289	$86,549

Dragonfly Energy Holdings Corp.

Unaudited Condensed Interim Consolidated Statement of Operations

(U.S. Dollars in Thousands, except share and per share data)

	Three Months Ended
	June 30,	June 30,
	2026	2025

Net Sales	$13,159	$16,248

Cost of Goods Sold	8,816	11,643

Gross Profit	4,343	4,605

Operating Expenses
Research and development	648	692
General and administrative	4,617	4,619
Selling and marketing	1,977	2,575

Total Operating Expenses	7,242	7,886

Loss From Operations	(2,899)	(3,281)

Other Income (Expense)
Interest expense, net	(1,536)	(5,442)
Other Income	62	-
Change in fair market value of warrant liability	(13)	1,689
Total Other Expense	(1,487)	(3,753)

Net Loss Before Taxes	(4,386)	(7,034)

Income Tax (Benefit) Expense	-	-

Net Loss	$(4,386)	$(7,034)

Less: Preferred Stock Dividends	(1,131)	-

Net Loss Attributable to Common Shareholders	$(5,517)	$(7,034)

Net Loss Per Share- Basic & Diluted	$(0.43)	$(5.77)
Weighted Average Number of Shares- Basic & Diluted	12,688,511	1,218,808

Dragonfly Energy Holdings Corp.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(U.S. Dollars in Thousands)

	Three Months Ended
	June 30,	June 30,
	2026	2025
EBITDA Calculation
Net Loss Before Taxes	$(5,517)	$(7,034)
Interest Expense	1,536	5,442
Depreciation and Amortization	453	491
EBITDA	$(3,528)	$(1,101)

Adjustments to EBITDA
Stock - Based Compensation	461	190
Series B Preferred Stock Dividend	1,131	-
Preferred Stock Financing expenses	-	42
Prior year tariff estimate adjustment	-	287
Litigation Fees and loss on Settlement	132	30
Expenses related to Debt Restructure	34	-
At-the-Market (ATM) set up Expenses	131	-
Joint Venture Exploration	45	-
Change in fair market value of warrant liability	13	(1,689)
Adjusted EBITDA	$(1,581)	$(2,241)

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Statement of Cash Flows

Six Months Ended June 30,

(U.S. Dollars in Thousands)

	2026	2025
Cash flows from Operating Activities
Net Loss	$(11,011)	$(13,831)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities
Stock based compensation	561	410
Amortization of debt discount	1,953	2,784
Change in fair market value of warrant liability	(493)	(5,507)
Non-cash interest expense (paid-in-kind)	-	7,306
Provision for credit losses	43	70
Depreciation and amortization	1,247	1,350
Amortization of right of use assets	586	1,324
Changes in Assets and Liabilities
Accounts receivable	692	(1,223)
Inventories	3,893	663
Prepaid expenses	384	(40)
Prepaid inventory	(279)	(152)
Prepaid income tax	(6)	-
Other current assets	(1,290)	64
Other assets	9	(6)
Income taxes payable	-	(4)
Accounts payable and accrued expenses	(4,589)	905
Operating lease liabilities	(1,232)	(1,436)
Accrued tariffs	(602)	296
Accrued settlement	-	(187)
Deferred revenue	(500)	(500)
Customer deposits	(7)	(151)
Total Adjustments	370	5,966
Net Cash Used in Operating Activities	(10,641)	(7,865)

Cash Flows From Investing Activities
Purchase of intangibles	(131)	-
Purchase of property and equipment	(640)	(1,621)
Net Cash Used in Investing Activities	(771)	(1,621)

(Continued)
Cash Flows From Financing Activities
Proceeds from public offering (ATM), net	829	63
Proceeds from preferred stock offering, net of fees	-	7,330
Payment of dividends	(818)	-
Repayment of note payable	(478)	-
Taxes paid related to net settlement of RSUs	(87)	-
Financing lease liabilities	(24)	(23)
Net Cash (Used in) Provided by Financing Activities	(578)	7,370

Net Decrease in Cash and cash equivalents	(11,990)	(2,116)
Cash and cash equivalents - beginning of period	18,270	4,849
Cash and cash equivalents - end of period	$6,280	$2,733

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	6	4
Cash paid for interest	$1,555	$3
Supplemental Non-Cash Items
Purchases of property, equipment and intangibles, not yet paid	$417	$162
Recognition of right of use asset obtained in exchange for operating lease liability	$-	$642
Conversion of preferred stock to common stock	$-	$6,085
Recognition of warrant liability - Investor Warrants	$-	$696
Declaration of Dividends	$1,011	$-
Dividends paid in kind	$252	$-
Accretion of preferred stock discount	$962	$-
Settlement of accrued liability for employee stock purchase plan	$26	$73
Reclassification of assets held for sale to machinery and equipment	$-	$644
Cashless exercise of penny warrants	$193	$-
Exercise of pre-funded warrants	$1	$-

Investor Relations:

Eric Prouty

Szymon Serowiecki

AdvisIRy Partners

DragonflyIR@advisiry.com